EXHIBIT 99.1

ModuLink Inc. (MDLK) Announces Completion of Due Diligence and Execution of Definitive Agreement to Acquire 60% Equity Interest in ASA Robotics Limited

Monday, 26 January 2026 06:00 AM

Topic:

Mergers and Acquisitions

HONG KONG, HK / ACCESS Newswire / January 26, 2026 / ModuLink Inc. (OTC:MDLK) ("ModuLink" or the "Company"), is pleased to announce that it has successfully completed due diligence and executed a definitive Share Purchase Agreement to acquire a 60% equity interest in ASA Robotics Limited ("ASA"), a Hong Kong-based robotics and artificial intelligence solutions company.

This announcement follows the Company's previously disclosed non-binding Letter of Intent dated December 11, 2025, and represents the formal completion of the transaction documentation phase.

Transaction Overview

Pursuant to the definitive Share Purchase Agreement signed on January 26, 2026, ModuLink, through its wholly-owned Hong Kong subsidiary, ModuLink InnoTech Limited, will acquire 60% of the issued and outstanding shares of ASA Robotics Limited from Mr. Wah Shing Lam, a major shareholder of ASA, subject to customary closing conditions.

Key terms of the transaction include:

•	Equity Interest: Acquisition of 60% of ASA's issued and outstanding share capital

•	Consideration: Issuance of 6,500 preferred shares of ModuLink Inc. at an implied value of approximately USD 98.62 per share, representing a total transaction value of HKD 5,000,000 (approximately USD 641,026)

•	Governance Rights: ModuLink will obtain majority ownership, board representation and governance rights in ASA

•	Management Continuity: ASA's existing management team will remain in place to ensure operational continuity

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The transaction is expected to complete on or before February 28, 2026, subject to customary closing conditions and regulatory requirements.

Strategic Rationale

The acquisition represents a significant milestone in ModuLink's strategy to expand its presence in robotics, artificial intelligence, healthcare automation, elderly care and smart facility management. ASA's centralized robot management platform enables secure, scalable and multi-brand robotic deployments, complementing ModuLink's smart living, IoT, and Modular Integrated Construction (MiC) ecosystem.

Operational Track Record and Active Project Pipeline

ASA has established a growing operational presence within the Hong Kong public healthcare system, with multiple awarded contracts and projects currently in procurement or trial deployment. This progress reflects increasing institutional adoption of its AI-driven robotics and vision solutions.

Awarded projects include deployments at Queen Mary Hospital, North District Hospital, Prince of Wales Hospital and Tseung Kwan O Hospital in Hong Kong. These projects support applications such as AI-enabled inventory management, hospital logistics and the deployment of ASA's LUNA-series AI robotic solutions across departments including geriatrics, orthopedics, medical services and operational management.

In addition, ASA is currently participating in procurement and structured trial programs at Ruttonjee Hospital, Wong Tai Sin Hospital and Kwai Chung Hospital. These initiatives support geriatrics and psychiatry use cases, and include both multi-unit installations and pilot evaluations, positioning ASA for further expansion as procurement procedures and clinical assessments are completed.

ModuLink believes this portfolio of awarded projects and active procurement initiatives demonstrates ASA's commercial readiness, scalability and relevance within healthcare and elderly-care environments, and provides a solid foundation for post-acquisition growth and broader regional deployment.

Management Commentary

William Fu, Chief Executive Officer of ModuLink Inc., commented:

"The completion of due diligence and execution of the definitive agreement marks an important step forward for ModuLink. ASA's established hospital track record, validated deployments and growing project pipeline align closely with our vision to develop smart, sustainable, and technology-enabled communities.

We believe that integrating ASA's robotics and artificial intelligence capabilities with ModuLink's smart living platform, IoT ecosystem and Modular Integrated Construction solutions positions us to accelerate commercialization across healthcare, elderly care and smart facility management applications, while driving scalable growth and long-term value creation for our shareholders."

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Post-Transaction Integration

Following the closing of the transaction:

•	ModuLink will appoint directors to ASA's board, ensuring active participation in strategic and operational decision-making

•	ASA will continue to operate under its existing brand while leveraging ModuLink's capital resources, technology ecosystem and regional network

•	Joint initiatives will focus on healthcare automation, elderly care solutions, smart facilities and intelligent property management systems

About ASA Robotics Limited

ASA Robotics Limited is a Hong Kong-based company specializing in robot management platforms, AI-enabled robotics and intelligent automation solutions for healthcare and institutional applications.

Website: https://www.asa-robotics.com/

About ModuLink Inc.

ModuLink Inc. focuses on developing sustainable and intelligent living environments through the integration of advanced technologies. The Company specializes in Modular Integrated Construction (MiC), Air-to-Water (A2W) technology, and IoT-based property management systems, enabling scalable, self-sustaining and eco-friendly developments worldwide.

Through its ModuLink brand, we continue our mission to build communities that "Live Smart, Live Green," enhanced by air-to-water systems that deliver reliable, energy-efficient water generation for healthier and more resilient environments.

For more information, please visit www.modulinktech.com.

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Forward-Looking Statements Safe Harbor

This press release contains forward-looking statements which are included within the meaning of Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would and similar expressions. Forward-looking statements in this release may include, without limitation, statements regarding the Company's business strategy, expansion plans, product development initiatives, partnerships, market opportunities, operational outlook, anticipated financial performance, and the expected benefits, timing, completion, integration and impact of the proposed acquisition of a 60% equity interest in ASA Robotics Limited.

These forward-looking statements are based on current expectations, assumptions, estimates, and projections made by management and are not guarantees of future performance. Actual results may differ materially from those expressed or implied due to various risks and uncertainties, including, but not limited to: the satisfaction of customary closing conditions; the receipt of required regulatory or third-party approvals; risks associated with integrating acquired businesses; the ability of ASA to achieve expected operational or commercial performance following closing; market acceptance of robotics and artificial intelligence solutions; changes in economic, regulatory, or industry conditions; competitive pressures; capital and liquidity requirements; and other risks beyond the Company's control.

Although the Company has executed a definitive Share Purchase Agreement, there can be no assurance that the transaction will be completed on the anticipated terms or within the expected timeframe, or at all. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. ModuLink Inc. assumes no obligation to update or revise any forward-looking statements to reflect future events, developments, or changes in expectations, except as required by applicable law.

Information on the Company's website at www.modulinktech.com does not constitute a part of this release.

Contact

ModuLink Inc.
Phone: 888-493-8028
Email: IR@modulinktech.com

SOURCE: ModuLink Inc.

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